EXHIBIT 99.3


                                                          CONFORMED COPY



                            STOCK OPTION AGREEMENT

               STOCK OPTION AGREEMENT (the "Option Agreement") dated as of February 6, 1999 between The Chubb Corporation, a New Jersey corporation ("Buyer" or "Holder"), and Executive Risk Inc., a Delaware corporation (the "Company").

                                   RECITALS

               WHEREAS, both Buyer's and the Company's Board of Directors have approved an Agreement and Plan of Merger dated as of the date hereof (as the same may be amended from time to time, the "Merger Agreement") providing for the merger of a wholly owned Subsidiary of Buyer with and into the Company; and

               WHEREAS, as a condition to Buyer's entering into the Merger Agreement, Buyer has required that the Company agree, and the Company has agreed, to grant to Buyer the option set forth herein to purchase authorized but unissued Company Common Shares.

               NOW, THEREFORE, in consideration of the premises herein contained, the parties agree as follows:

               1. Definitions. Capitalized terms used but not defined herein shall have the same meanings as in the Merger Agreement.

               2. Grant of Option. Subject to the terms and conditions set forth herein, the Company hereby grants to Buyer an unconditional, irrevocable option (the "Option") to purchase up to that number of shares which equals 19.9% of the issued and outstanding Company Common Shares (the "Option Shares") immediately prior to the first exercise of this Option at a price per share (the "Option Price") equal to $71.70, payable in cash as provided in Section 4 hereof. The number of Option Shares and the Option Price are subject to adjustment as set forth herein.

               3. Exercise and Termination of Option. (a) The Holder may exercise the Option, in whole or in part, and from time to time, after the occurrence of a Trigger Event and prior to the day (the "Termination Date") which is 45 days after the Trigger Event. "Trigger Event" shall mean an event which obligates the Company to pay the Termination Fee pursuant to
Section 10.03(b) of the Merger Agreement.

               (b) If the Holder is entitled to and wishes to exercise the Option, it shall deliver to the Company a written notice (the date of receipt of which is referred to as the "Notice Date") specifying (i) the total number of shares it intends to purchase pursuant to such exercise and
(ii) a place and date not earlier than five business days nor later than 20 calendar days from the Notice Date for the closing of such purchase (the "Closing Date"); provided that if the closing of a purchase and sale pursuant to the Option (the "Closing") cannot be consummated by reason of any applicable judgment, decree, order, law or regulation, the period of time that otherwise would run pursuant to this sentence shall run instead from the date on which such restriction on consummation has expired or been terminated; and, provided further that, without limiting the foregoing, if prior notification to or approval of any regulatory authority is required in connection with such purchase, Holder and, if applicable, the Company shall promptly file the required notice or application for approval and shall expeditiously process the same (and the Company shall cooperate with Holder in the filing of any such notice or application and the obtaining of any such approval), and the period of time that otherwise would run pursuant to this sentence shall run instead from the date on which, as the case may be, (i) any required notification period has expired or been terminated or (ii) such approval has been obtained, and in either event, any requisite waiting period has passed. Any exercise of the Option shall be deemed to occur on the Notice Date relating thereto.

               (c) If the Holder receives official notice that an approval of any regulatory authority required for the purchase of the Option Shares would not be issued or granted or a Closing Date shall not have occurred within twelve months after the related Notice Date due to the failure to obtain any such required approval, the Holder shall be entitled to exercise its right as set forth in Section 8 hereof or, to the extent legally permitted, to exercise the Option in connection with the resale of Company Common Shares or other securities pursuant to a registration statement as provided in Section 9 hereof.

               (d) It shall be a condition to the exercise of this Option that
(i) no preliminary or permanent injunction or other order, decree or ruling against the sale or delivery of the Option Shares issued by any federal or state court of competent jurisdiction in the United States is in effect at such time, (ii) any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act") shall have expired or been terminated at or prior to such time, and (iii) any approval required to be obtained prior to the delivery of the Option Shares under the laws of any jurisdiction shall have been obtained and shall be in full force and effect.

               4. Payment and Delivery of Certificates. (a) At the Closing referred to in Section 3 hereof, the Holder shall pay to the Company on the Closing Date the aggregate Purchase Price for the Company Common Shares purchased pursuant to the exercise of the Option in immediately available funds by wire transfer to a bank account designated not later than one business day prior to such Closing Date by the Company; provided that failure or refusal of the Company to designate such a bank account shall not preclude the Holder from exercising the Option.

               (b) At such Closing, simultaneously with the delivery of cash as provided in Section 4(a), the Company shall deliver to the Holder a certificate or certificates representing the number of Company Common Shares purchased by the Holder, registered in the name of the Holder or a nominee designated in writing by the Holder (which shall be a wholly owned subsidiary), which shares shall be fully paid and non-assessable and free and clear of all Liens, claims, charges and encumbrances of any kind whatsoever. Any certificates so issued shall bear a legend reflecting any resale restrictions applicable to the shares represented thereby.

               (c) At the time any Company Common Shares are issued pursuant to any exercise of the Option, if the Company shall have issued any share purchase rights or similar securities to holders of Company Common Shares prior thereto, then each Company Common Share issued pursuant to an exercise of the Option shall also represent rights with terms substantially the same as and at least as favorable to the Holder as those issued to other holders of Company Common Shares.

               (d) When the Holder provides the written notice of exercise of the Option provided for in Section 3(b) and the tender of the applicable purchase price in immediately available funds, the Holder shall be deemed to be the holder of record of the Company Common Shares issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such Company Common Shares shall not then be actually delivered to the Holder.

               5. Representations and Warranties of the Company. The Company hereby represents and warrants to the Buyer as follows:

               (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby (i) are within the Company's corporate powers, (ii) have been duly authorized by all necessary corporate action, (iii) require no action by or in respect of, or filing with, any Governmental Entity, except for compliance with any applicable requirements of the HSR Act and pursuant to any applicable insurance laws,
(iv) do not contravene, or conflict with the certificate of incorporation or by-laws of the Company, (v) assuming compliance with clause (iii) above, contravene or conflict with or constitute a violation of any provision of any law, regulation or judgment, injunction, order or decree binding upon the Company or any of its subsidiaries and (vi) will not require any consent, approval or notice under and will not conflict with, or result in the breach or termination of any provision of or constitute a default (with or without the giving of notice or the lapse of time or both) under, or allow the acceleration of the performance of, any material obligation of the Company or any of its Subsidiaries under, or result in the creation of a lien, charge or encumbrance upon, any of the properties, assets or business of the Company or any of its Subsidiaries under any indenture, mortgage, deed of trust, lease, licensing agreement, contract, instrument or other agreement to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of their respective assets or properties is subject or bound other than, in the case of each of (iii), (iv), (v) or (vi), any such items that would not, individually or in the aggregate, be reasonably likely to have a Company Material Adverse Effect or prevent or materially impair the ability of the Company to consummate the transactions contemplated by this transaction. This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding agreement of the Company subject to bankruptcy, insolvency, reorganization, moratorium and similar laws, now or hereafter in effect, relating to or affecting creditors' rights and remedies and to general principles of equity.

                (b) Except for any filings required to be made under the HSR Act and any approvals of any Commissioners of Insurance, the Company has taken all necessary corporate and other action to authorize and reserve and to permit it to issue, and at all times from the date hereof until such time as the obligation to deliver Option Shares upon the exercise of the Option terminates, will have reserved for issuance, upon any exercise of the Option, the number of Company Common Shares subject to the Option (less the number of Company Common Shares previously issued upon any partial exercise of the Option or as to which the Option may no longer be exercised). All of the Company Common Shares to be issued pursuant to the Option are duly authorized and, upon issuance and delivery thereof pursuant to this Agreement, will be duly authorized, validly issued, fully paid and nonassessable, and free and clear of all claims, liens, charges, encumbrances and security interests, and not subject to any preemptive rights.

               6. Representations and Warranties of the Purchaser. The Buyer hereby represents and warrants to the Company as follows:

               (a) The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey. The execution, delivery and performance by the Buyer of this Agreement are within the Buyer's corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official, except for any filings required to be made under the HSR Act and any applicable insurance laws, and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or by-laws of the Buyer or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Buyer. This Agreement has been duly executed and delivered by the Buyer and constitutes a valid and binding agreement of the Buyer subject to bankruptcy, insolvency, reorganization, moratorium and similar laws, now or hereafter in effect, relating to or affecting creditors' rights and remedies and to general principles of equity.

               (b) The Buyer is acquiring the Option and will acquire the Option Shares for investment purposes only and not with a view to any resale or distribution thereof, and will not sell any Option Shares purchased pursuant to the Option except in compliance with the Securities Act.

               7. Adjustment upon Changes in Capitalization. (a) In the event of any change in Company Common Shares by reason of stock dividends, stock splits, split-ups, spin-offs, recapitalizations, recombinations, extraordinary dividends or the like, the type and number of Option Shares, and the Option Price, as the case may be, shall be adjusted appropriately in such manner as shall fully preserve the economic benefits provided hereunder and proper provision shall be made in any agreement governing any such transaction to provide for such adjustment and the full satisfaction of the Company's obligations hereunder.

               (b) Without limiting the parties' relative rights and obligations under the Merger Agreement, if the Company enters into an agreement with respect to an Acquisition Proposal involving the exchange of Company Common Shares for shares or other securities of the Company or another person, then the agreement governing such transaction shall make proper provision so that the Option shall, upon the consummation of any such transaction and upon the terms and conditions set forth herein, be converted into, or exchanged for, an option with identical terms appropriately adjusted to acquire the number and class of shares or other securities or property that Holder would have received in respect of Company Common Shares if the Option had been exercised immediately prior to the consummation of such Acquisition Proposal, or the record date therefor, as applicable; provided that nothing in this Section 7(b) shall be deemed to affect the ability of the Holder to exercise the Option pursuant to the terms hereof.

               8. Repurchase.   (a) At any time when the Option is
exercisable pursuant to Section 3(a) hereof, at the request of the Holder, the Company (or any successor entity thereof) shall repurchase the Option (or any portion thereof) from the Holder together with any Company Common Shares purchased by the Holder pursuant thereto which the Holder then beneficially owns and has requested that the Company repurchase, at a price per share equal to the higher of (x) the highest price per share at which a tender or exchange offer has been made for Company Common Shares following the date hereof or (y) the highest closing price per share of Company Common Shares as reported by the NYSE Composite Tape for any day following the date on which an Acquisition Proposal shall have been made, less in the case of each Option Share, the Option Price.

               (b)  In the event Holder exercises its rights under this
Section 8, the Company shall, within 10 business days thereafter, pay the required amount to Holder by wire transfer of immediately available funds to an account designated by Holder and Holder shall surrender to the Company the Option and any certificates evidencing the Company Common Shares purchased thereunder with respect to which Holder then has beneficial ownership.

               (c) The period for exercise of the rights provided under this Section 8 shall be extended: (i) to the extent necessary to obtain all regulatory approvals for the exercise of such rights, for the expiration of all statutory waiting periods, and to the extent required to obtain any required stockholder approval or until such stockholder approval is no longer required pursuant to the Company's certificate of incorporation; and (ii) to the extent necessary to avoid liability under
Section 16(b) of the Exchange Act by reason of such exercise.

               (d) If within 12 months after the date the Merger Agreement was terminated pursuant to the terms thereof, neither the Holder nor any other person has acquired more than fifty percent of the issued and outstanding Company Common Shares, the Company will then have the right to purchase (the "Repurchase Right") all, but not less than all, of the Company Common Shares acquired upon exercise of this Option of which the Holder is the beneficial owner on the date the Company gives written notice of its intention to exercise the Repurchase Right, at a price per share equal to the greater of the Option Price or the average of the closing price per Company Common Share on the NYSE Composite Tape for the five consecutive trading days ending on and including the trading date immediately prior to the consummation of such repurchase of Company Common Shares.

               9. Registration Rights. At any time within 2 years after a Closing, if requested by the Holder or any affiliate of the Holder who is a beneficial owner of Company Common Shares issued upon exercise of the Option (each a "Shareholder"), the Company shall, as expeditiously as possible file a registration statement on a form for general use under the Securities Act if necessary in order to permit the sale or other disposition of the Company Common Shares that have been acquired upon exercise of the Option in accordance with the intended method of sale or other disposition requested by any such Shareholder. Each such Shareholder shall provide all information reasonably requested by the Company for inclusion in any registration statement to be filed hereunder. The Company shall use its reasonable best efforts to cause such registration statement first to become effective and then to remain effective for such period not in excess of 90 days from the day such registration statement first becomes effective as may be reasonably necessary to effect such sales or other dispositions. The registration effected under this Section 9 shall be at the Company's expense except for underwriting commissions and the fees and disbursements of such Shareholder's counsel attributable to the registration of such Company Common Shares. In no event shall the Company be required to effect more than three registrations hereunder. The filing of any registration statement required hereunder may be delayed for such period of time (not to exceed 90 days) as may reasonably be required to facilitate any public distribution by the Company of Company Common Shares, if a special audit of the Company would otherwise be required in connection therewith, at a time during which the Company is in possession of material, non-public information concerning it, its business affairs or a material transaction, in each case, the public disclosure of which could have a material adverse effect on the Company or significantly disrupt such material transaction or if, in the Company's reasonable good faith judgement, such filing would require the disclosure of material information that the Company has a bona fide business purpose for preserving as confidential. If requested by any such Shareholder in connection with such registration, the Company shall become a party to any underwriting agreement relating to the sale of such shares on terms and including obligations and indemnities that are customary for parties similarly situated. Upon receiving any request for registration under this Section 9 from any Shareholder, the Company agrees to send a copy thereof to any other person known to the Company to be entitled to registration rights under this
Section 9, in each case, by promptly mailing the same, postage prepaid, to the address of record of the persons entitled to receive such copies.

               10. Listing. If Company Common Shares or any other securities to be acquired upon exercise of the Option are then-listed on the NYSE or any other national securities exchange, upon the request of Holder, the Company will promptly file an application to list the Company Common Shares or other securities to be acquired upon exercise of the Option on the NYSE or such other exchange and will use its best efforts to obtain approval of such listings as soon as practicable.

               11. Limitation on Profits. (a) Notwithstanding any other provision contained herein or in the Merger Agreement to the contrary, in no event shall Buyer's Total Profit (as defined below) exceed the amount of the applicable Termination Fee and if it otherwise would exceed such amount, the Holder shall repay the excess amounts to the Company in cash so that the Total Profit shall not exceed the amount of the applicable Termination Fee.

               (b) Notwithstanding anything to the contrary contained herein, the Option may not be exercised for a number of Company Common Shares as would, as of the date of exercise, result in a Notional Total Profit (as defined below) of more than the amount of the applicable Termination Fee and if it otherwise would exceed such amount, the exercise price for such shares will be increased so that the Notional Total Profit shall not exceed the amount of the applicable Termination Fee;

               (c) As used herein, the term "Total Profit" shall mean the aggregate amount (before taxes) of the following: the amount of the Termination Fee received by the Buyer pursuant to Section 10.03 of the Merger Agreement, the amount received by Buyer in connection with the Company's repurchase of the Option (or any portion thereof) and/or Option Share, as applicable, pursuant to Section 8 hereof, (x) the net cash amounts received by Buyer pursuant to the sale of Option Shares (or any other securities into which such Option Shares shall be converted or exchanged) to any unaffiliated party, less (y) Buyer's Purchase Price for such Option Shares, and any amounts received by Buyer on the transfer of the Option (or any portion thereof) to any unaffiliated party.

               (d) As used herein, the term "Notional Total Profit" with respect to any number of shares as to which Buyer may propose to exercise the Option shall be the Total Profit determined as of the date of such proposed exercise assuming that the Option were exercised on such date for such number of shares and assuming that each such share, together with each other Option Share, held by Buyer and its affiliates as of such date, were sold for cash at the closing market price on the NYSE Composite Tape for one Company Common Share as of the close of business on the preceding trading day (less customary brokerage commissions).

               12. Transferability of the Option. Neither of the parties hereto may assign any of its rights or obligations under this Option Agreement or the Option created hereunder to any other person, without the express written consent of the other party, except Buyer may assign, in whole or in part, its rights and obligations hereunder to any wholly owned subsidiary of Buyer, provided that no such assignment will relieve Buyer of its obligations hereunder. Any purported assignment in violation hereof shall be null and void.

               13. Miscellaneous.

               (a) Expenses. Each of the parties hereto shall pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel.

               (b)  Entire Agreement.  This Option Agreement, the
Confidentiality Agreement and the Merger Agreement (including the exhibits and schedules thereto) constitute the entire agreement between the parties with respect to the subject matter hereto and supersede all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and thereof.

               (c) Successors; No Third-Party Beneficiaries. The terms and conditions of this Option Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted transferees and assigns. Nothing in this Option Agreement is intended to confer upon any Person, other than the parties hereto, and their respective successors and permitted assigns, any rights or remedies hereunder.

               (d) Severability. Any term, provision, covenant or restriction contained in this Option Agreement held by any court of competent jurisdiction to be invalid, void or unenforceable, shall be ineffective to the extent of such invalidity, voidness or unenforceability, but neither the remaining terms, provisions, covenants or restrictions contained in this Option Agreement nor the validity or enforceability thereof in any other jurisdiction shall be affected or impaired thereby. Any term, provision, covenant or restriction contained in this Option Agreement that is so found to be so broad as to be unenforceable shall be interpreted to be as broad as is enforceable.

               (e) Notices. All notices or other communications that are required or permitted hereunder shall be in writing and sufficient if delivered in accordance with Section 11.01 of the Merger Agreement (which is incorporated herein by reference).

               (f) Counterparts. This Option Agreement may be executed in counterparts, and each such counterpart shall be deemed to be an original instrument, but both such counterparts together shall constitute but one agreement.

               (g) Further Assurances. In the event of any exercise of the Option by Holder, the Company and Holder shall execute and deliver all other documents and instruments and take all other action that may be reasonably necessary in order to consummate the transactions provided for by such exercise.

               (h) Specific Performance. The parties hereto agree that if for any reason Holder or the Company shall have failed to perform its obligations under this Option Agreement, then either party hereto seeking to enforce this Option Agreement against such non-performing party shall be entitled to specific performance and injunctive and other equitable relief, and the parties hereto further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or other equitable relief. This provision is without prejudice to any other rights that either party hereto may have against the other party hereto for any failure to perform its obligations under this Option Agreement.

               (i) Governing Law. This Option Agreement shall be construed in accordance with and governed by the internal laws of the State of Delaware without reference to its principles of conflicts of laws.

               (j) Consent to Jurisdiction; Venue. Section 11.07 of the Merger Agreement is hereby incorporated herein by reference.

               (k) Section 16(b). Periods of time that otherwise would run pursuant to Section 3 or 8 hereof shall also be extended to the extent necessary for any Holder to avoid liability under Section 16(b) of the Exchange Act.

               (l) Waiver and Amendment. Any provision of this Option Agreement may be waived at any time by the party that is entitled to the benefits of such provision. This Option Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

               IN WITNESS WHEREOF, each of the parties hereto has executed this Option Agreement as of the date first written above.

                                THE CHUBB CORPORATION


                                By: /s/ Dean R. O'Hare
                                   --------------------------------------------
                                    Name:  Dean R. O'Hare
                                    Title: Chairman and Chief Executive Officer


                                EXECUTIVE RISK INC.


                                By:/s/ Stephen J. Sills
                                   --------------------------------------------
                                   Name:  Stephen J. Sills
                                   Title: President and Chief Executive
                                          Officer